EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Providian Financial Corporation 401(k) Plan of our report dated January 20, 2000, except as to Note 24, as to which date is February 29, 2000, with respect to the consolidated financial statements of Providian Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999.

                                                           /s/ Ernst & Young LLP

San Francisco, California
March 30, 2000